UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Under Rule 14a-12

AMMO, Inc.

(Name of registrant as specified in its charter)

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[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[  ] Fee paid previously with preliminary materials.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

August 28, 2020

To our Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of AMMO, Inc. (the “Company”) and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 7000 E Mayo Blvd #1050, Phoenix, AZ 85054 on Thursday October 22, 2020 at 10:00 AM, Pacific Time.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of Ammo, Inc. stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR approval of an amendment to the Ammo, Inc. 2017 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Plan, and FOR effecting a reverse stock split of our common stock by a ratio of not less than 1-for-2 and not more than 1-for-4. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Shareholders of record at the close of Business on [●], 2020 are entitled to notice of and are cordially invented to, attend this Annual Meeting, or any adjournments or postponements thereof. Whether or not you are able to attend the Annual Meeting, please assure the representation of your shares and vote your proxy via internet, telephone, or mail using the instructions detailed on the Proxy Card.

This notice, the attached proxy statement, and the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2020 will be first transmitted to shareholders on or about September 8, 2020.

By order of the Board of Directors,

/s/ Fred. W. Wagenhals
Fred W. Wagenhals
Chairman and Chief Executive Officer

Scottsdale, Arizona

August 28, 2020

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS II - III. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL I. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

AMMO, Inc.

7681 East Gray Road

Scottsdale, Arizona 85260

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

To Stockholders of Ammo, Inc.:

The 2020 Annual Meeting of Stockholders of Ammo, Inc. will be held at 10:00 a.m. Pacific Time on Thursday October 22, 2020 at 7000 E Mayo Blvd #1050, Phoenix, AZ 85054 for the following purposes, as more fully described in the accompanying proxy statement:

(1) To elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2) To approve an amendment to the Ammo, Inc. 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized for issuance under the Plan. We refer to this as the “Stock Incentive Plan Amendment Proposal.”

(3) To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-2 and not more than 1-for-4, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors;

(4) To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting

Only stockholders of record as of 5:00 p.m. Eastern Time on [●], 2020, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

This proxy statement and our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended March 31,2020, are available at https://westcoaststocktransfer.com/proxy-poww/.

Sincerely,

Fred Wagenhals

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2020

Your Vote Is Important. Whether You Own One Share or Many,

Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Ammo, Inc. (“Ammo” or the “Company”) for use at our 2020 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 10:00 a.m. Pacific Time on Thursday, October 22, 2020 at 7000 E Mayo Blvd #1050, Phoenix, AZ 85054. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Rob Wiley at (480) 947-0001.

Only stockholders of record as of 5:00 p.m. Eastern Time on [●], 2020 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were [●] shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about September 8, 2020.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

What is a Proxy and Why am I receiving these materials?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.

These materials have been made available to you by the Company in connection with its solicitation of proxies for use at the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Time on Thursday, October 22, 2020 at 7000 E Mayo Blvd #1050, Phoenix, AZ 85054 and or any adjournments or postponements thereof. These materials were first given or sent to shareholders on or about Thursday, September 8, 2020. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this document, unless the context otherwise requires, all references to “AMMO”, “we”, “us”, “our,” or the “Company” are to AMMO, Inc., a Delaware corporation

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What is the purpose of our 2020 Annual Meeting?

Our 2020 Annual Meeting will be held for the following purposes:

(1) To elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(2) To approve an amendment to the Ammo, Inc. 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized for issuance under the Plan. We refer to this as the “Stock Incentive Plan Amendment Proposal.”

(3) To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-2 and not more than 1-for-4, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors. We refer to this as the “Reverse Stock Split Proposal”;

(4) To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an Ammo, Inc. stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

How can I get electronic access to the proxy materials?

The proxy materials will be available electronically at https://westcoaststocktransfer.com/proxy-poww/. Additionally, the Proxy Card will provide you with instructions regarding how to view the Company’s proxy materials for the Meeting on the Internet.

Who can vote at the annual meeting of shareholders?

Shareholders who owned shares of our common stock, par value $0.001 per share (“Common Stock”), on [●], 2020 (the “Record Date”) may attend and vote at the Meeting. There were [●] shares of Common Stock outstanding on the Record Date. Each holder of common stock of record of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of common stock standing in his, her or its name on the books of the Corporation. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Security Ownership Of Certain Beneficial Owners And Management” on page __ of this Proxy Statement.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33.33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Delaware law, we also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. All proposals to be presented at the Annual Meeting are non-routine and as such a broker does not have the discretion to vote on any of the Director Election Proposal, Reverse Stock Split Proposal, and Stock Incentive Plan Amendment Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

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Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

To vote by mail:

●	Mark, sign and date your proxy card or voting instruction card; and
●	If you are a registered holder, return the proxy card to West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. Ste 205, Encinitas, California 92024 by 11:59 p.m. Eastern Time on October 21, 2020; or
●	If you hold your shares in street name, return the voting instruction card to the address indicated thereon.

To vote using the Internet:

●	Have your proxy card or voting instruction card in hand; and
●	If you are a registered holder, log on to the Internet and visit https://westcoaststocktransfer.com/proxy-poww/ by 11:59 p.m. Eastern Time on October 21, 2020 and follow the instructions provided; or
●	If you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

To vote in person:

●	If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or
●	If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date via the Internet, by signing and mailing a new proxy card with a later date, or by attending the meeting and voting in person (only your latest proxy submitted prior to the meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1- Director Election Proposal.

The vote required to elect our five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes and broker non-votes will have the same effect as a vote against a director.

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Proposal 2 and Proposal 3 - Stock Incentive Plan Amendment Proposal and Reverse Stock Split Proposal,

The vote required to approve Proposal 2 and Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal. With respect to these proposals, if a stockholder is a beneficial owner of shares held in street name, such stockholder’s bank, broker or other nominee will not be permitted to vote such stockholder’s shares on the approval of these Proposals unless the bank or broker receives voting instructions from such stockholder.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●	FOR Proposal 1: the Director Election Proposal;
●	FOR Proposal 2: the Stock Incentive Plan Amendment Proposal; and
●	FOR Proposal 3: the Reverse Stock Split Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

●	By mail: You may obtain a paper copy of the proxy materials by writing to us at AMMO, Inc., 7681 East Gray Road, Scottsdale, Arizona 85260.
●	By telephone. You may obtain a paper copy of the proxy materials by calling 480-947-0001
●	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to https://westcoaststocktransfer.com/proxy-poww/.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the Transfer Agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

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●	Sending a written notice to West Coast stating that you would like to revoke your proxy of a particular date;
●	Signing another proxy card with a later date and returning it before the polls close at the Meeting; or
●	Attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying shareholders are maintained in a confidential manner and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact Rob Wiley at 480-947-0001 or by sending a letter to Mr. Wiley at the offices of the Company at 7681 East Gray Road, Scottsdale, Arizona 85260 with any questions about proposals described in this Proxy Statement or how to execute your vote.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS II – III. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL I. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON OCTOBER 22, 2020

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 available electronically at https://westcoaststocktransfer.com/proxy-poww/.

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CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Robert J. Goodmanson, Randy Luth, Harry S. Markley, and Russell W. Wallace Jr. are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Exchange, or Nasdaq, and by the Securities and Exchange Commission, or SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Fred Wagenhals is not “independent” as defined by the listing standards, as he is employed by us and serves as an employee director.

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. On April 24, 2018, our Board of Directors established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the SEC.

Committee Charters, Corporate Governance Guidelines, and Codes of Conduct and Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.ammo-inc.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices.

The Audit Committee

The purpose of the Audit Committee includes overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of our company’s financial statements, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; approves the fees for services provided by the independent registered public accountant, reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Robert J. Goodmanson, Randy Luth, and Russell W. Wallace Jr. Robert J. Goodmanson, whose background is detailed in the director biographies on the prior page, qualifies as the “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Goodmanson serves as Chair of the Audit Committee.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.

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The Audit Committee has discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended March 31, 2020. The Audit Committee has discussed with Marcum LLP, the Company’s independent auditor, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received written disclosures and letters from Marcum LLP and has discussed their independence from management and the Company. Based upon the reviews and discussions, the Audit Committee recommended to the Board of Directors that the previously mentioned audit financial statements should be included in the Company’s Annual Report on Form-K for the fiscal year ended March 31, 2020 for filing with the SEC.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company in light of the goals and objectives of our compensation program for that year. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. The Compensation Committee is entitled to delegate its responsibilities to a subcommittee of the Compensation Committee, which complies with the applicable rules and regulations of the Nasdaq Stock Market, the SEC, and other regulatory bodies. From time to time, the Compensation Committee may retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee.

The Compensation Committee currently consists of Russell W. Wallace Jr. and Harry Marley.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in. timely manner addressed and delivered to our Secretary at the address of our executive offices. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

The Nomination and Corporate Governance Committee currently consists of Randy Luth and Harry Markley.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presences or participation of management. The chairs of various committees of our Board of Directors serve as the presiding director of such executive sessions on a rotating basis.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

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In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles and the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer.

Our Board of Directors currently believes that it is in the best interests of our company to have our Chief Executive Officer also serve as the Chairman of the Board. We believe that our Chairman and Chief Executive Officer provides strong, clear, and unified leadership that is critical in our relationships with our stockholders, employees, customers, suppliers, and other stakeholders. The extensive knowledge of the Chief Executive Officer regarding our operations and industries and the markets in which we compete uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Additionally, we believe the combined role of Chairman and Chief Executive Officer facilitates centralized board leadership in one person, so there is no ambiguity about accountability. The Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. This structure also eliminates conflict between two leaders and minimizes the possibility of two spokespersons sending difference messages.

The Board does not believe that combining the position creates significant risks, including any risk that the Chairman and Chief Executive Officer will have excessive or undue influence over the agenda or deliberations of the Board. We believe we have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every Board meeting.

The Chairman of the Board provides guidance to the Board; facilitates an appropriate schedule for Board meetings; sets the agenda for Board meetings; presides over meetings of the Board; and facilitates the quality, quantity, and timeliness of the flow of information from management that is necessary for the board to effectively and responsibly perform its duties.

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The Chief Executive Officer is responsible for the day-to-day leadership of our company and setting our company’s strategic direction.

Director and Officer Hedging and Pledging

We have a policy prohibiting directors and officers from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging of shares.

Stock Ownership Guidelines

Our Board of Directors believes that the alignment of directors’ interests with those of our shareholders is strengthened when board members are also shareholders. Therefore, our Board of Directors is adopting minimum stock ownership guidelines under which non-employee directors are expected to acquire shares of our Common Stock with a value, at least equal to the annual retainer paid for serving on the Board. Non-employee directors will be expected to satisfy at least the minimum guidelines beginning on the later of five years following (i) the date the guidelines were adopted or (ii) the date the individual becomes a non-employee director. This program is designed to ensure that directors acquire a meaningful ownership interest in our company during their tenure on the Board.

Clawback Policy

We have adopted a clawback policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of our Board of Directors. The policy is effective for financial statements for periods beginning on or after April 1, 2018. Once final rules are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review this policy and make any amendments necessary to comply with the new rules.

Board and Committee Meetings

Our Board of Directors held six formal boarding meetings and three formal Audit Committee meetings during year ended March 31, 2020. Our Board of Directors held four formal Board of Directors meetings and four formal Audit Committee meetings, and no other formal Committee Meetings during the year ended March 31, 2019.Our Board of Directors held no formal Committee or regular Board of Directors meetings during the three months ended March 31, 2018.

For the year ended March 31, 2020, the majority of our Directors attended at least 100% of all meetings of the Board of Directors and Committees for which they serve on, the remainder attended at least 70% of all meetings.

Annual Meeting Attendance

We encourage each of our directors to attend annual meetings of shareholders. To that end, and to the extent reasonably practicable, we will schedule a meeting of our Board of Directors on the same day as our annual meeting of shareholders.

Communications with Directors

Shareholders and other interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of our company in care of any specified individual director or directors at the address of our executive offices. Any such letters are sent to the indicated directors.

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Term of Office

Each director serves until the next annual meeting of the shareholders or their earlier resignation or removal. The Board of Directors elects officers whose terms of office are at the discretion of the Board of Directors. Each director serves until a successor is elected and qualified.

Family Relationship

There are no family relationships between any of our directors or executive officers.

Related Party Transaction Approval Policy

While the Company does not current have a written policy regarding approval of transactions between the Company and a related party, our Board of Directors, as matter of appropriate corporate governance, reviews and approves all such transactions, to the extent required by applicable rules and regulations. Generally, management would present to the Board of Directors for approval at the next regularly scheduled Board of Directors meeting any related party transactions proposed to be entered into by us. The Board of Directors may approve the transaction if it is deemed to be in the best interests of our Shareholders and the Company.

Section 16(A) of The Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the Company’s knowledge, based solely on a review of reports furnished to it, all of the Company’s officers, directors and ten percent holders have made the required filings.

Members of the Board of Directors

The table below lists the current directors of our company. All executive officers serve at the discretion of the Board of Directors. The term of office of each of our directors expire at our next annual meeting of shareholders or until their successors are duly elected and qualified.

Name	Age	Position
Fred W. Wagenhals	79	Chairman of the Board, Chief Executive Officer, and President
Robert J. Goodmanson	65	Director
Randy E. Luth	66	Director
Harry S. Markley	57	Director
Russell William Wallace, Jr.	63	Director

Fred Wagenhals has been the Chairman of the Board, President, and Chief Executive Officer of our company since December 2016. Mr. Wagenhals was a private investor from August 2005 until December 2016. Mr. Wagenhals served as Chairman, President, and Chief Executive Officer of Action Performance Companies, Inc., a Nasdaq-listed marketer and distributor of licensed motorsports merchandise, from November 1993; Chairman of the Board and Chief Executive Officer from May 1992 until September 1993; and President from July 1993 until September 1993. Action-Performance Companies, Inc. was sold in August 2005 to International Speedway Corp. and Speedway Motorsports. Mr. Wagenhals is a member of the Die-Cast hall of Fame; was named an Entrepreneur of the Year for the Retail/Wholesale category by the Center for Entrepreneurial leadership Inc.; and received the Anheuser-Bush Entrepreneur in Residence Award at the University of Arizona College of Business and Public Administration.

Robert J. Goodmanson has been a Director of our company since May 2019. Mr. Goodmanson has more than 30 years’ experience in the investment industry. He is currently employed at Tealwood Asset Management, a fully Registered Investment Advisor in Minneapolis. He founded and was CEO of Maxwell Simon, Inc. a FINRA registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus was on institutional fixed income, advisory, private and public equity transactions. Prior, Rob held senior positions at Tucker Anthony and Robert W Baird where he was a Divisional Director. For three years he served on the FINRA Board of Governors for District 4 in Kanas City.

Randy Luth has been a director of our company since November 2017. Mr. Luth founded and has served as the president of Luth-AR-LLC, a producer of products for the AR-15 Market, since 2013. Mr. Luth was the Chief Executive Officer of DPMS Panther Arms, a producer of AR-15 firearms and firearm components, from 1986 until its sale in December 2007 to the Freedom Group.

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Harry S. Markley has been a director of our company since March 2018. Mr. Markley served with the Phoenix Police Department for more than 30 years, most recently as Assistant Chief of the Patrol Division from 2013 through 2017 and Commander of the Family Investigations Bureau from 2002 to 2013. Mr. Markley currently serves as the Law Enforcement Senior Advisor for the United States of America Department of Commerce.

Russell William “Rusty” Wallace, Jr. has been a director of our company since June 2017. Mr. Wallace is the principal shareholder of the Rusty Wallace Automotive Group, a group of eight automotive dealerships located in Eastern Tennessee, and owns Rusty Wallace Racing, which has fielded entrees in the NASCAR Cup Series. Mr. Wallace competed in NASCAR races for more than 16 years and had 55 victories prior to his retirement in 2005. Mr. Wallace serves as an analyst for ABC and ESPN. He is a member of the NASCAR Hall of Fame, the International Motorsports, Hall of Fame, the Motorsports Press Association Hall of Fame, and the Motorsports Hall of Fame of America.

Director Compensation

The following table sets forth, for the year ended March 31, 2020, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our directors, who are not officers, who served during the year ended March 31, 2020, except for Fred Wagenhals, our Chairman and Chief Executive Officer, whose compensation is descripted in the Executive Compensation section below.

Name and Principal Position	Fees Earned or Paid In Cash (1)	Stock Awards (2)	Option Awards (2)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation (3)	Total
Robert J. Goodmanson (4)	$0	$80,000	$0	$0	$0	$0	$80,000
Russell William Wallace Jr.	$0	$80,000	$0	$0	$0	$0	$80,000
Randy Luth	$0	$80,000	$0	$0	$0	$0	$80,000
Harry Markley	$0	$80,000	$0	$0	$0	$0	$80,000
Dan O’Connor (5)	$0	$90,000	$0	$0	$0	$0	$90,000
Tom Jagemann (6)	$0	$20,000	$0	$0	$0	$0	$20,000
Kathy Hanrahan (7)	$0	$0	$0	$0	$0	$0	$0

(1) The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2) The amounts in this column reflect the aggregate grant date fair value of options awards granted to our directors during the transition period or fiscal year, as applicable, calculated in accordance with FASB ASC Topic 718. Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Transition Report on Form 10-K for the transition period ended December 31, 2017. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their option awards.

(3) We do not currently pay cash compensation for services of our directors. Instead we make an annual grant to each director of 40,000 shares of our Common Stock. We reimburse all officers and directors for reasonable and necessary expenses incurred in their capacities as such. The named directors do not participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation.

(4) Mr. Goodmanson was appointed as a member of the Board of Directors through an action by written consent of shareholders on May 23, 2019.

(5) Mr. O’Connor resigned as a member of the Board of Directors on November 10, 2019.

(6) Mr. Jagemann resigned as a member of the Board of Directors on September 19, 2019.

(7) Ms. Hanrahan was removed as a member of the Board of Directors through an action by written consent of shareholders on May 23, 2019.

We do not currently pay cash compensation for services of our directors. Instead we make an annual grant to each director of 40,000 shares of our Common Stock. We reimburse all officers and directors for reasonable and necessary expenses incurred in their capacities as such.

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EXECUTIVE COMPENSATION

The following table sets forth for the year ended March 31, 2020, and March 31, 2019, information with respect to compensation for services in all capacities to us and our subsidiaries earned by the Company’s Chief Executive Officer and all other executive officers of the Company and any employee of the Company whose cash compensation exceeded $100,000. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Period Ended	Salary (1)	Bonus (1)	Stock Awards (2)	Option Awards (2)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation (3)	Total
Fred W. Wagenhals
President, CEO,	3/31/2020	$120,000	$0	$180,000	$0	$0	$0	$0	$300,000
and Director	3/31/2019	$120,000	$0	$156,375	$0	$0	$0	$0	$276,375

Steve Hilko (4)
COO	3/31/2020	$120,000	$0	$0	$0	$0	$0	$0	$120,000
	3/31/2019	$120,000	$0	$0	$0	$0	$0	$0	$120,000

Robert D. Wiley(5)
CFO	3/31/2020	$103,333	$0	$86,794	$0	$0	$0	$0	$190,127
	3/31/2019	$77,917	$0	$76,395	$0	$0	$0	$0	$154,312

(1) The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.

(2) The amounts in this column reflect the aggregate grant date fair value of options awards granted to our named executive officers during the transition period or fiscal year, as applicable, calculated in accordance with FASB ASC Topic 718. Stock Compensation . The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in this Annual Report on Form 10-K. The amounts reported in this column reflect our accounting expense for these awards and do not correspond to the actual economic value that may be received by our named executive officers from their option awards.

(3) The named executive officers participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation.

(4) Mr. Hilko assumed his position as Chief Operating Officer in March 2017.

(5) Mr. Wiley assumed his position as Chief Financial Officer in January 2019.

Employment Agreements

In October of 2016, the Company entered into an employment agreement with Fred W. Wagenhals for his services as Chief Executive Officer of the Company for a term of three years with the option to extend the agreement for up to three years. Pursuant to the employment agreement, Mr. Wagenhals is to receive an annual salary of $120,000. Additionally, Mr. Wagenhals is to receive an equity grant of 50,000 shares of restricted common stock per year. In January of 2019, a $100,000 value was assigned to Mr. Wagenhals annual stock grant.

In October of 2016, the Company entered into an employment agreement with Steve Hilko for his services as Chief Operating Officer of the Company for a term of three years with the option to extend the agreement for up to three years. Pursuant to the employment agreement, Mr. Hilko is to receive an annual salary of $120,000.

In May of 2018, the Company entered into an employment agreement with Robert D. Wiley for a term of three years with the option to extend the agreement for up to three years. Pursuant to the employment agreement, Mr. Wiley is to receive a salary of $85,000, to be adjusted annually, and an equity grant of 100,000 shares of restricted common stock that vests at the rate of 33,333 shares annually for initial three years. The $250,000 compensation value, valued on the grant date of May 1, 2018, is being recognized on a straight-line basis over the initial three-year period covered by the agreement.

Outstanding Equity Awards at Fiscal Year-end

As of March 31, 2020 and March 31, 2019, there were no outstanding stock options or restricted stock units. During the years ended March 31, 2020 and March 31, 2019, we did not grant any restricted stock units or stock options but granted restricted stock to directors, officers, and others who provided services to our company.

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Related Party Transactions

From October 2016 through December 2018, our executive offices were located in Scottsdale, Arizona where we leased approximately 5,000 square feet under a month-to-month triple net lease for $3,800 per month. This space housed our principal executive, administration, and marketing functions. Our Chairman, President, and Chief Executive Officer owned the building in which these offices are currently leased. For the year ended March 31, 2020 and 2019, the Company paid $21,800 and $53,013, respectively in rent for these offices.

During the year ended March 31, 2020, we paid $184,575 in service fees to an independent contractor, $6,500 in consulting fees to our Previous Chief Financial Officer, and 60,000 shares in the aggregate to its Advisory Committee members for service for a total value of $113,000. Additionally, at March 31, 2020, the Company had a receivable of approximately, $14,700 from its previous Chief Financial Officer. During the year ended March 31, 2019, we paid approximately $168,000 in consulting fees.

In connection with the acquisition of the casing division of Jagemann Stamping Company, a promissory note was executed. The promissory note, under which $500,000 was paid on March 25, 2019 using funds raised for the acquisition, had a remaining balance at March 31, 2019 of $9,900,000. On April 30, 2019, the original due date of the note was subsequently extended to April 1, 2020. The note bears interest per annum at approximately 4.6% payable in arrears monthly. In May of 2019, the Company paid $1,500,000 on the balance of the note. As of March 31, 2020 and March 31, 2019, we accrued interest of $352,157 and $22,196, respectively, related to the note. Subsequent to March 31, 2020, the Company extended the promissory note until August 15, 2021.

In October of 2019, it was made apparent that certain equipment that was agreed to be delivered free and clear by the Seller was not achievable as Seller was not able to purchase equipment that Seller had leased. Accordingly, the remaining value of the promissory note was reduced by $2,596,200. As a result of the change to the purchase price of the transaction, the Company reduced Equipment for a net value of $1,871,306, decreased Other Intangible Assets by $766,068, increased Accounts Receivable by $31,924, and recorded an increase to Deposits for $9,250 worth of equipment that the Company agreed to transfer back to Seller. Consequently, accumulated amortization has decreased by $159,530. Additionally, the Company entered into a lease to gain possession of the assets that were originally to be transferred.

Through the Administrative and Management Services Agreement the Company with Jagemann Stamping Company, the Company purchased approximately $1.9M in Inventory, incurred $394,128 of rent expenses, and incurred $153,604 of expenses related to support costs such as engineering and maintenance, among others for the year ended March 31, 2020.

Subsequent to March 31, 2020, the Company, Enlight and JSC entered into a Settlement Agreement pursuant to which the parties mutually agreed to settle all disputes and mutually release each other from liabilities related to the Amended APA occurring prior to June 26, 2020. Pursuant to the Settlement Agreement, the Company shall pay JSC $1,269,977 and shall provide JSC with: (i) two new promissory notes, a note of $5,803,800 related to the Seller Note and note of $2,635,797 for inventory and services, both with a maturity date of August 15, 2021, (ii) general business security agreements granting JSC a security interest in all personal property of the Company. Pursuant to the Notes, the Company is obligated to make monthly payments totaling $204,295 to JSC. In addition, the Notes have a mandatory prepayment provision that comes into effect if the Company conducts a publicly registered offering. Pursuant to such provision, the Company: (a) upon the closing of an Offering of less than $10,000,000 would be obligated to pay the lesser of ninety percent (90%) of the Offering proceeds or seventy (70%) of the then aggregate outstanding balance of the Notes; and (b) upon the closing of an Offering of more than $10,000,000 would be obligated to pay one hundred percent (100%) of the then aggregate outstanding balance of the Notes. The Company was granted an option to repurchase up to 1,000,000 of the shares of the Company’s common stock issued to JSC under the Amended APA at a price of $1.50 per share through April 1, 2021 so long as there are no defaults under the Settlement Agreement.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●	Obtaining shareholder consent where required.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 27, 2020, there are a total of 48,131,492 shares of our Common Stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. All ownership is direct, unless otherwise stated. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AMMO, Inc., 7681 E. Gray Rd., Scottsdale, Arizona 85260.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class (1)
Named Executive Officers and Directors
Fred W. Wagenhals (2)	7,459,200	15.50%
Robert D. Wiley	—	—
Steve Hilko	250,000	*
Randy Luth (3)	425,000	*
Harry S. Markley	90,000	*
Russell William Wallace, Jr.	410,000	*
Robert J. Goodmanson	50,000	*
All directors and officers as a group (9 persons)
5% or greater shareholders	8,684,200	18.04%
Jagemann Stamping Company
5757 W. Custer St., Manitowoc, WI 54220	4,750,000	9.87%
Total	13,434,200	27.91%

* Less than 1%

(1) Based on 48,131,492 shares of Common Stock outstanding as of August 27, 2020.

(2) Mr. Wagenhals owns a total of 7,459,200 shares of common stock, 7,009,200 shares are held directly and 450,000 indirectly as follows:150,000 by the Fred W. Wagenhals Trust and 300,000 by spouse

(3) Mr. Luth owns 250,000 shares directly and 175,000 indirectly through the Randy E Luth Revocable Trust

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PROPOSAL I

ELECTION OF DIRECTORS

Our directors are elected by the Shareholders at each annual shareholder meeting and shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified, unless he or she resigns or is removed earlier.

Note About New Rules Relating to Broker Voting

Under rules approved by the Securities and Exchange Commission effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections. In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result. Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

The Director Nominees are:

Name	Age	Current Position
Fred W. Wagenhals	79	Chairman of the Board, Chief Executive Officer, and President
Robert J. Goodmanson	65	Director
Randy E. Luth	66	Director
Harry S. Markley	57	Director
Russell William Wallace, Jr.	63	Director

The information set forth below details the Director Nominees business experience and qualifications that led to the nomination by the Nominations and Corporate Governance Committee and approval by the Board of Directors for recommendation of each individual for election:

Your Board Recommends That Stockholders Vote FOR All 5 Nominees Listed Above

Fred Wagenhals has been the Chairman of the Board, President, and Chief Executive Officer of our company since December 2016. Mr. Wagenhals was a private investor from August 2005 until December 2016. Mr. Wagenhals served as Chairman, President, and Chief Executive Officer of Action Performance Companies, Inc., a Nasdaq-listed marketer and distributor of licensed motorsports merchandise, from November 1993; Chairman of the Board and Chief Executive Officer from May 1992 until September 1993; and President from July 1993 until September 1993. Action-Performance Companies, Inc. was sold in August 2005 to International Speedway Corp. and Speedway Motorsports. Mr. Wagenhals is a member of the Die-Cast hall of Fame; was named an Entrepreneur of the Year for the Retail/Wholesale category by the Center for Entrepreneurial leadership Inc.; and received the Anheuser-Bush Entrepreneur in Residence Award at the University of Arizona College of Business and Public Administration.

We believe that Mr. Wagenhals possesses attributes that qualify him to serve as a member of our Board, including his extensive business operation management experience and financial expertise which is beneficial in guiding our strategic direction. He has served in senior management and on the Board of prominent, publicly traded company Action Performance, Inc. where he led significant growth of the business.

Robert J. Goodmanson has been a Director of our company since May 2019. Mr. Goodmanson has more than 30 years’ experience in the investment industry. He is currently employed at Tealwood Asset Management, a fully Registered Investment Advisor in Minneapolis. He founded and was CEO of Maxwell Simon, Inc. a FINRA registered full service Broker-Dealer and a licensed registered Investment Advisory firm. Maxwell Simon’s focus was on institutional fixed income, advisory, private and public equity transactions. Prior, Rob held senior positions at Tucker Anthony and Robert W Baird where he was a Divisional Director. For three years he served on the FINRA Board of Governors for District 4 in Kanas City.

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We believe that Mr. Goodmanson possesses attributes that qualify him to serve as a member of our Board, including his extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry. As a director, he provides significant input into, and is actively involved in, leading our business activities and strategic planning efforts.

Randy Luth has been a director of our company since November 2017. Mr. Luth founded and has served as the president of Luth-AR-LLC, a producer of products for the AR-15 Market, since 2013. Mr. Luth was the Chief Executive Officer of DPMS Panther Arms, a producer of AR-15 firearms and firearm components, from 1986 until its sale in December 2007 to the Freedom Group.

We believe that Mr. Luth possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the firearms industry, firearms production and components.

Harry S. Markley has been a director of our company since March 2018. Mr. Markley served with the Phoenix Police Department for more than 30 years, most recently as Assistant Chief of the Patrol Division from 2013 through 2017 and Commander of the Family Investigations Bureau from 2002 to 2013. Mr. Markley currently serves as the Law Enforcement Senior Advisor for the United States of America Department of Commerce.

We believe that Mr. Markley possesses attributes that qualify him to serve as a member of our Board, including his more than 30 years of experience in law enforcement, which is invaluable to our military and law enforcement divisions.

Russell William “Rusty” Wallace, Jr. has been a director of our company since June 2017. Mr. Wallace is the principal shareholder of the Rusty Wallace Automotive Group, a group of eight automotive dealerships located in Eastern Tennessee, and owns Rusty Wallace Racing, which has fielded entrees in the NASCAR Cup Series. Mr. Wallace competed in NASCAR races for more than 16 years and had 55 victories prior to his retirement in 2005. Mr. Wallace serves as an analyst for ABC and ESPN. He is a member of the NASCAR Hall of Fame, the International Motorsports, Hall of Fame, the Motorsports Press Association Hall of Fame, and the Motorsports Hall of Fame of America.

We believe that Mr. Wallace possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in management, business operations, and growth of high volume businesses

If, for any reason, any Director Nominee becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose.

Vote Required

In the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting shall be sufficient to elect each Director Nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED.

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PROPOSAL II

STOCK INCENTIVE PLAN AMENDMENT PROPOSAL

The Company is asking the shareholders to approve an amendment to the Ammo, Inc. 2017 Equity Incentive Plan (the “Plan”), the material terms of which are more fully described below. The Board of Directors approved the Amendment to the Plan on August 27, 2020, subject to the shareholder approval solicited by this proxy statement.

In November 2017, the Board of Directors approved the Plan. Under the Plan, 485,000 shares of common stock were reserved and authorized to be issued. We are seeking stockholder approval in order to increase the total number of shares of our common stock available for issuance thereunder to 5,000,000 shares on a presplit basis and to assist the Company and its affiliates in attracting, retaining and providing incentives to employees, directors, consultants and independent contractors who serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the shareholders of the Company.

All terms of the Plan shall remain the same with the exception of the amount of shares reserved for issuance under the Plan which shall be increased to 5,000,000 shares.

Description of the 2017 Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”) Performance Awards and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Annex 1. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All Employees, Officers, Directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of June 30, 2020, the number of employees eligible to participate in the Plan was 114, the number of consultants and independent contractors eligible to participate in the Plan was 122, and the number of non-employee directors eligible to participate in the Plan was four.

Administration

Except with respect to Awards granted to Non-Employee Directors, the Plan is administered by the Compensation Committee, and if no such committee exists then the Board (the “Committee”). With respect to Awards granted to Non-Employee Directors, the Board of Directors serves as the Committee, unless the Board of Directors appoints another committee or person(s) for such purpose. The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan is five million (5,000,000), provided that the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is five hundred thousand (500,000) shares. Upon payment for Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

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Options

The Plan authorizes the grant of Nonstatutory Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code and may be granted only to Section 422 Employees. A Section 422 Employee is an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after the adoption of the Plan. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.

RSUs

The Plan authorizes the Committee to grant RSU Awards. RSU Awards granted under the Plan are contingent awards of Common Stock (or the cash equivalent thereof). Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of RSUs, but instead shares of Common Stock (or the case equivalent thereof) are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Committee. For purposes of the limit on the number of shares of Common Stock with respect to which an Employee may be granted Awards during any fiscal year, a Performance Award is deemed to cover the number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of the Award.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards. Other Stock-Based Awards shall cover such number of shares of Common Stock and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

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Dividends and Dividend Equivalents

The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.

Performance Goals

The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding Common Stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee shall substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the type of consideration to be received upon exercise or vesting of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the fiscal year.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.

Termination and Amendment

The Administrator may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Administrator may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Term of the Plan

Unless sooner terminated by the Administrator or Board of Directors, the Plan will terminate on October 25, 2027. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. Generally, a Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

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The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, RSUs, Performance Awards and Other Stock-Based Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an RSU, Performance Award or Other Stock-Based Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award or Other Stock-Based Award, the amount of cash and the fair market value of any shares of Common Stock received.

Restricted Stock. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Restricted Stock Award, an RSU, a Performance Award or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee will administer and interpret the Plan and Awards accordingly.

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Securities Authorized for Issuance under Equity Compensation Plans

Description of 2017 Stock Option Plan (before Amendment)

In November 2017, the Board of Directors approved the 2017 Equity Incentive Plan, or (“the Plan”). Under the Plan, 485,000 shares of common stock were reserved and authorized to be issued. As of December 31, 2017, 200,000 shares of common stock were approved and issued under the Plan, and we recognized approximately $250,000 of related consulting expense. On January 10, 2018, 200,000 shares were awarded, and we recognized $330,000 of compensation expense. During the year ended March 31, 2020 there were no shares were awarded. There are 85,000 shares remaining to be issued under the Plan. In October 2017, the Company filed a registration statement on Form S-8 to register 485,000 shares of Company’s common stock related to the 2017 Stock Incentive Plan.

Determining Fair Value

The Company records compensation expense associated with stock options and other equity-based compensation using the Black-Scholes-Merton option valuation model for estimating fair value of stock options granted under our plan. The Company amortizes the fair value of stock options on a ratable basis over the requisite service periods, which are generally the vesting periods. The expected life of awards granted represents the period of time that they are expected to be outstanding. The Company estimates the volatility of our common stock based on the historical volatility of its own common stock over the most recent period corresponding with the estimated expected life of the award. The Company bases the risk-free interest rate used in the Black Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. The Company has not paid any cash dividends on our common stock and does not anticipate paying any cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes-Merton option valuation model and adjusts share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate is recognized in the period the forfeiture estimate is changed.

Stock Option Activity

As of March 31, 2020 and March 31, 2019, there were no outstanding stock options or restricted stock units. During the years ended March 31, 2020 and March 31, 2019, we did not grant any restricted stock units or stock options but granted restricted stock to directors, officers, and others who provided services to our company.

Your Board Recommends That Stockholders Vote FOR Stock Incentive Plan Amendment

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PROPOSAL III

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK, BY A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-4, SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF SUCH REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS

We are seeking stockholder approval for a proposal to adopt an amendment to our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued common stock by a ratio of not less than 1-for-2 and not more than 1-for-4, and such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors. As further described below, if this proposal is approved, our board of directors may determine to effect the Reverse Stock Split at any time after prior to September 30, 2021.

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq. Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock, thus allowing us the minimum price necessary to list the Company’s common stock with the Nasdaq Stock Market LLC (“Nasdaq”).

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our Certificate of Incorporation to allow for the Reverse Stock Split on August 27, 2020 and directed that it be voted on by our shareholders during the 2020 Annual Meeting.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed ratios for the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our company and our stockholders.

The Reverse Stock Split will not reduce the number of authorized shares of common stock or preferred stock. The Reverse Split will not change the par value of the common stock or the preferred stock.

The form of the amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex 2 to this proxy statement. Approval of the proposal would permit (but not require) our board of directors to effect the Reverse Stock Split by a ratio of not less than 1-for-2 and not more than 1-for-4 with the exact ratio to be set within this range as determined by our board of directors in its sole discretion, provided that the board of directors must determine to effect the Reverse Stock Split and such amendment must be filed with the Secretary of State of the State of Delaware. The exact ratio of the Reverse Stock Split will be determined by the board of directors prior to the effective time of the Reverse Stock Split and will be publicly announced by us prior to such effective time. We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges, including The Nasdaq Capital Market;

●	the historical trading prices and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

●	the minimum price for listing on Nasdaq; and

●	prevailing general market and economic conditions.

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Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to gain compliance with the listing requirements of Nasdaq.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. The Board of Directors believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock as well as meeting the minimum requirements of the Nasdaq to list our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split

A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or Actions of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and receipt of a notice of effectiveness from FINRA. The exact timing of the filing of the certificate of amendment that will affect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filling of the certificate of amendment effecting the Reverse Stock Split occur after September 30, 2021. In addition, our board of directors reserves the right, notwithstanding stockholder approval of this Proposal 3 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, our board of directors, in its sole discretion, determines that it is no longer in our company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before September 30, 2021, our board of directors will be deemed to have abandoned the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every 2 and a maximum of every 4 shares of issued common stock will be combined into one new share of common stock. Based on 48,131,492 shares of common stock outstanding as of [●], 2020, the record date for our annual meeting, immediately following the Reverse Stock Split we would have approximately 24,065,746 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-2, and 12,032,873 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-4. Any other ratio selected within such range would result in a number of shares of common stock outstanding of between 24,065,746 and 12,032,873 shares.

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The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except that, as described below under “Treatment of Fractional Shares.”

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 2 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 2 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on OTCQB under the symbol “POWW”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Effect of the Reverse Stock Split on Employee Plans, Options and Restricted Stock Awards

Pursuant to the various instruments governing our then outstanding restricted stock and stock option awards to purchase common stock, in connection with any Reverse Stock Split, our board of directors will reduce the number of shares of common stock issuable upon the exercise of such restricted stock awards and stock options in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of our outstanding stock options, unless an instrument expressly states otherwise. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or conversion of outstanding stock awards and stock options will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

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U.S. Federal Income Tax Consequences of the Reverse Stock Split

The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that the Reverse Stock Split will have, among others, the following material federal income tax effects:

●	A stockholder will not recognize gain or loss on the exchange of Common Stock as a result of the Reverse Stock Split. In the aggregate, the stockholder’s basis in shares will be the same as his or her basis in shares prior to the Reverse Stock Split (including any fractional share deemed received).
●	A stockholder’s holding period for tax purposes for shares of Common Stock will be the same as the holding period for tax purposes of the shares of Common Stock exchanged therefor as a result of the Reverse Stock Split.
●	The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general non-recognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The above summary does not discuss any state, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

Accordingly, stockholders are urged to consult with their tax advisers as to the particular tax consequences to them of the reverse stock split, including the federal, state, local, foreign and other tax consequences and of potential changes in applicable tax laws.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

The Reverse Stock Split will become effective as determined by the Board in its discretion at any time after our 2020 Annual Meeting and before September 30, 2021. Upon the effectiveness of the Reverse Stock Split, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Your Board Recommends That Stockholders Vote

FOR

Amendment of the Company’s Certificate of Incorporation to effect a reverse stock split of the common stock, by a ratio of not less than 1-for-2 and not more than 1-for-4

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AUDIT COMMITTEE REPORT

INSERT

OTHER INFORMATION

Proxy Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks. brokers, fiduciaries, custodians, and certain other Record Holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation .In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone.

Other Business

The Board of Directors is no aware of any other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy as the Board of Directors directs.

Proposals for 2021 Annual Meeting of Shareholders

Proposals to be considered for inclusion in our proxy statement and form of proxy for the 2021 Annual Meeting of Shareholders, must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act. Such proposals must be received by the Company at its offices at 7681 East Gray Road, Scottsdale, AZ 85260 no later than July 20, 2021.

Shareholders may present proposals intended for inclusion in our proxy statement for our 2021 Annual Meeting of Shareholders provided that such proposals are received by the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC rules and regulations, and the Company’s Bylaws. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2021 Proxy Statement.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2020. Such Report includes the Company’s audited financial statements for the 2020 fiscal year and certain other financial information, which is incorporated by reference herein. We are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Shareholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Rob Wiley, at 7681 East Gray Road, Scottsdale, AZ 85260.

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ANNEX 1

AMENDMENT TO THE

AMMO, INC.

2017 EQUITY INCENTIVE PLAN

WHEREAS, Ammo, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Ammo, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(a) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(a) of the Plan, the following amendment to the Plan is hereby adopted:

1. Section 3(a) of the Plan shall be amended and restated to read as follows: “ The maximum aggregate number of Shares that may be issued under the Plan through Awards is 5,000,000 Shares. The limitations of this Section 3(a) shall be subject to the adjustments provided for in Section 13 of the Plan.”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2020, on behalf of the Company.

AMMO, INC.

By: _________________________ Name: _______________________ Title: ________________________

ANNEX 2

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of AMMO, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That upon the effectiveness of this Certificate of Amendment, Article FOURTH of the Certificate of Incorporation, is hereby amended by adding the following two paragraphs as the last two paragraphs of such Article FOURTH:

“Reverse Split: Effective upon the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ] reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [ ] shares of Common Stock issued or outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, each resulting fractional share shall be rounded up to the nearest whole share of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified; provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this __ day of ___________, 20__.

By:
Fred Wagenhals, Chief Executive Officer